Exhibit 99.2

Isoray To Announce Third Quarter Fiscal 2019

Financial Results on May 9, 2019

Conference Call is May 9 at 4:30 p.m. ET/1:30 p.m. PT

RICHLAND, WASHINGTON – May 1, 2019 – Isoray, Inc. (NYSE AMERICAN: ISR), a medical technology company and innovator in brachytherapy powering expanding treatment options throughout the body, today announced that it will host a conference call to discuss its financial results for the third quarter fiscal 2019 ended March 31, 2019 on Thursday, May 9, 2019, at 4:30 p.m. Eastern Time. The Company will issue a press release announcing its financial results for the third quarter fiscal 2019 after the close of the U.S. stock markets on May 9, 2019.

To listen to the conference call, please dial 844-369-8770. For callers outside the U.S., please dial 862-298-0840.

The conference call will be simultaneously webcast and can be accessed at https://www.investornetwork.com/event/presentation/47336 by clicking on the link. The webcast will be available until August 9, 2019 following the conference call. A replay of the call will also be available by phone and can be accessed by dialing 877-481-4010 and providing reference number 47336. For callers outside the U.S., please dial 919-882-2331 and provide reference number 47336. The replay will be available beginning approximately one hour after the completion of the live event, ending at 4:30 pm Eastern Time on May 16, 2019.

Contact

Investor Relations: Mark Levin (501) 255-1910

Media and Public Relations: Sharon Schultz (302) 539-3747

About Isoray

Isoray, Inc. is a medical technology company pioneering advanced treatment applications and devices to deliver targeted internal radiation treatments for cancers throughout the body.

Isoray, Inc., through its subsidiary, IsoRay Medical, Inc., is the sole producer of Cesium-131 brachytherapy seeds. Learn more about this innovative Richland, Washington company and explore the many benefits and uses of Cesium-131 by visiting www.isoray.com. Join us on Facebook. Follow us on Twitter @Isoray.